UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006 (June 15, 2006)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 15, 2006, Transmeridian Exploration Incorporated issued a press release announcing that Transmeridian Exploration Inc., the Company’s wholly owned British Virgin Islands subsidiary, has commenced its exchange offer of $290 million aggregate principal amount of its Senior Secured Notes due 2010 registered under the Securities Act of 1933 for all $290 million aggregate principal amount of its outstanding Senior Secured Notes due 2010. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release by Transmeridian Exploration Incorporated, dated June 15, 2006, announcing that Transmeridian Exploration Inc., the Company’s wholly owned British Virgin Islands subsidiary, has commenced its exchange offer of $290 million aggregate principal amount of its Senior Secured Notes due 2010 registered under the Securities Act of 1933 for all $290 million aggregate principal amount of its outstanding Senior Secured Notes due 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: June 15, 2006	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Transmeridian Exploration Incorporated, dated June 15, 2006, announcing that Transmeridian Exploration Inc., the Company’s wholly owned British Virgin Islands subsidiary, has commenced its exchange offer of $290 million aggregate principal amount of its Senior Secured Notes due 2010 registered under the Securities Act of 1933 for all $290 million aggregate principal amount of its outstanding Senior Secured Notes due 2010